UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2017

NOBLE MIDSTREAM PARTNERS LP
(Exact name of Registrant as specified in its charter)

Delaware	001-37640	47-3011449
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1001 Noble Energy Way, Houston, Texas		77070
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Director.
On June 5, 2017, the sole member of Noble Midstream GP LLC, the general partner (the “General Partner”) of Noble Midstream Partners LP (the “Partnership”), appointed Andrew Viens as a member of the board of directors (the “Board”) of the General Partner. Mr. Viens was also appointed to the Audit Committee and Conflicts Committee of the Board, effective as of such date.
The Board has determined that Mr. Viens is independent for Board and Audit Committee purposes under the applicable standards of the New York Stock Exchange and rules and regulations of the Securities and Exchange Commission.
As a non-employee director, Mr. Viens will receive the standard compensation for service on the Board as described in the Partnership’s Annual Report of Form 10-K, under the heading “Item 11 - Executive Compensation - Compensation of our Directors”, which was filed with the Securities and Exchange Commission on February 14, 2017, and is incorporated herein by reference. Mr. Viens also received a one-time grant of restricted common units with an aggregate value of $120,000 under the Partnership’s 2016 Long-Term Incentive Plan in connection with his appointment to the Board.
Mr. Viens was not appointed pursuant to any arrangement or understanding with any other person, and there are no transactions with Mr. Viens that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE MIDSTREAM PARTNERS LP
By: Noble Midstream GP, LLC, Its General Partner

Date:	June 7, 2017	By:	/s/ Harry R. Beaudry
Harry R. Beaudry
Assistant Secretary